Exhibit 10.3

FIRST AMENDMENT TO AUGUST 10, 2015 EMPLOYMENT AGREEMENT
FAIRPOINT COMMUNICATIONS, INC.

WHEREAS, FairPoint Communications, Inc. (the “Company”) has heretofore entered into an Employment Agreement dated August 10, 2015 (the “Agreement”) by and between Steven G. Rush (the “Executive”) and the Company and the parties thereto desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, the undersigned parties to the Agreement agree that the Agreement shall be amended as follows, and that there is mutual, adequate and lawful consideration the receipt of which each acknowledges through execution of this First Amendment.

1.	The last sentence of subsection 3(a) of the Agreement shall be deleted in its entirety and replace with the following:

Executive shall have a physical presence in Portland, Maine and Manchester, New Hampshire and also understands and agrees that he may be required to travel to other locations as the business needs of the Company require.

2.	Section 23 of the Agreement shall be deleted in its entirety.

3.	Except as specifically provided above, all terms and conditions of the Agreement shall remain in full force and effect.

Wherefore, the parties hereto agree to this First Amendment, with the foregoing changes being effective as of June 1, 2016.

FAIRPOINT COMMUNICATIONS, INC.

/s/ Paul H. Sunu
By:    Paul H. Sunu
Title:    Chief Executive Officer

EXECUTIVE

/s/ Steven G. Rush
Steven G. Rush